UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/07/2009

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

400 Berwyn Park
899 Cassatt Road, Suite 115
Berwyn, PA 19312
(Address of principal executive offices, including zip code)

610-989-4208
(Registrant’s telephone number, including area code)

One Glenhardie Corporate Center,
1275 Drummers Lane, Suite 300, Wayne, Pennsylvania 19807
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors

Effective November 7, 2009 Jyrki Mattila resigned as a Director of the Company. Mr. Mattila served as a member of the Audit, Nominating and Executive Compensation Committees.

A copy of the Company's press release announcing the resignation of Mr. Mattila is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Appointment of Directors

On November 7, 2009, the Board of Directors of the Company appointed Sari Laitinen as a Director of the Company. Ms. Laitinen will serve as the Chair of the Nominating Committee and as a member of the Audit and Executive Compensation Committees.

Ms. Laitinen is the founder and owner of Sari Laitinen, US Legal Counsel, a US legal services firm established in 2006 in Espoo, Finland. Prior to 2006, Ms. Laitinen served as Director, US Capital Markets, with Ernst & Young Oy based in Helsinki, Finland. From 1999 until 2004 Ms. Laitinen was an attorney at the Corporate Finance and Securities Practice Group of Robins, Kaplan, Miller & Ciresi L.L.P. where she was elected partner in 2002. Ms. Laitinen was also previously an attorney with Lindquist & Vennum LLP in Minneapolis, MN and King & Spalding in Atlanta, GA. Ms. Laitinen serves on the Board of Directors of Oy Free Drop Innovations Ltd, a privately owned golf technology company in Espoo, Finland. Ms. Laitinen received her B.A. and Juris Doctor degrees from the Hamline University, St. Paul, MN and is licensed to practice law in two US states. She has also written a book on legal risk management in the US.

On the same basis as the other non-employee directors of the Company that serve on a committee, Ms. Laitinen will be entitled to receive a fee of $47,500 per year, and may be reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board of Directors. For her service on the Board, consistent with past practice, on November 13, 2009, Ms. Laitinen was granted 25,000 options to purchase common stock of the Company for an exercise price equal to the closing price of the Company's common stock on that date.

A copy of the Company's press release announcing the appointment of Sari Laitinen as a new director is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01.    Other Events

As previously announced, on January 30, 2009 the Board of Directors of Encorium Group, Inc. unanimously voted to temporarily decrease the annual compensation of non-employee directors that serve on a committee by $22,500 (or approximately 47%) to $25,000 from $47,500 and the annual compensation of non-employee directors that do not serve on a committee by $12,500 (or approximately 33%) to $25,000 from $37,500, effective January 1, 2009. In connection with the decrease in compensation each Director was to receive a quarterly grant of 25,000 options. For the first quarter of 2009, on January 30, 2009 each non-employee Director of the Board was granted an option to purchase 25,000 shares of common stock of the Company for an exercise price of $.29, which represented the closing price of the Company's common stock on that date. On November 13, 2009, each non-employee Director of the Board was granted an option to purchase an additional 50,000 shares of common stock of the Company, representing quarterly grants for the second and third quarters of 2009, for an exercise price equal to the closing price of the Company's common stock on that date.

On November 13, 2009 the Board of Directors of Encorium Group, Inc. unanimously voted to reinstate the previous level of annual compensation for Directors of $47,500 for non-employee Directors that serve on a committee and $37,500 for non-employee Directors that do not serve on a committee, effective as of November 7, 2009.

Item 9.01.    Financial Statements and Exhibits

(b)Exhibits
99.1 Press Release dated November 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Date: November 13, 2009	By:	/s/ Philip L. Calamia
Philip L. Calamia
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated November 13, 2009